EXHIBIT 99.1

August 10, 2012

Janus Capital Group Inc. Announces Strategic Alliance with
The Dai-ichi Life Insurance Company, Limited

DENVER – Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today announced that it has entered into a strategic alliance with The Dai-ichi Life Insurance Company, Limited (“Dai-ichi Life”) (TSE: 8750), the third largest life insurer in Japan. In connection with this transaction, Dai-ichi Life plans to acquire at least 15%, and no more than 20%, of JCG’s outstanding common shares through open market purchases and potentially through the exercise of conditional options issued to Dai-ichi Life by JCG.

As part of this alliance, Dai-ichi Life will support JCG’s distribution initiatives in Japan and plans to invest USD$2 billion of its general account assets with JCG, including seed capital for JCG investment strategies. Following Dai-ichi Life’s accumulation of at least 15% of JCG’s common shares outstanding, it is expected that an individual designated by Dai-ichi Life will be appointed to JCG’s Board of Directors.

“We are honored to partner with one of Japan’s financial services leaders and are very excited by this opportunity,” said Janus Chief Executive Officer Richard M. Weil. “Dai-ichi Life has a 110-year history of client service excellence, and our alliance represents a substantial leap forward in the development of our business in the Asia-Pacific region.”

“Janus is a powerful franchise in the largest asset management market in the world,” said Hideto Masaki, Representative Director and Deputy President of Dai-ichi Life.  “We are confident in Janus’ quality and leadership, and we are very pleased to acquire a substantial stake in the future growth of the firm at a level that we believe offers significant upside.”

As part of the agreement, JCG sold Dai-ichi Life a series of conditional options to purchase, in aggregate, up to 14,000,000 shares of JCG’s common stock.  In the event that all or a portion of the conditional options are exercised, JCG intends to use the proceeds to repurchase JCG common shares to offset resulting dilution.  The repurchase of common shares will be at JCG’s discretion, subject to market and business conditions.

Contacts:
Investors: John Groneman, 303-336-7466
Media: Jane Ingalls, 303-370-7075

About Janus Capital Group Inc.

Janus Capital Group Inc. (“JCG”) (NYSE: JNS) is a global investment firm offering strategies from three individual investment boutiques: Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). Each manager employs a research-intensive approach that is distinct within its respective asset class. This multi-boutique approach enables the firm to provide style-specific expertise across an array of strategies, including growth, value and mathematical equities, fixed income and alternatives through one common distribution platform.  For more information, visit www.janus.com.

At the end of June 2012, JCG managed USD$152.4 billion in assets for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in Frankfurt, The Hague, Hong Kong, London, Melbourne, Milan, Munich, Paris, Singapore, Tokyo and Zurich.

About The Dai-ichi Life Insurance Company, Limited

The Dai-ichi Life Insurance Company, Limited (“Dai-ichi Life”) (TSE:8750) is the third largest life insurance company in Japan, including Japan Post Insurance Co., Ltd., as measured by total assets as of March 31, 2012.

Founded on September 15, 1902, Dai-ichi Life was the oldest mutual insurance company in Japan until it was demutualized and listed on the Tokyo Stock Exchange on April 1, 2010.

As of March 31, 2012, total assets were ¥33.4 trillion (USD$407.2 billion) on consolidated basis.  Based in Tokyo, Dai-ichi Life has 56,852 employees and 1,347 sales offices throughout Japan. It also has overseas life insurance businesses in Vietnam, Australia, Thailand and India as well as offices in New York, London, Hong Kong, Beijing, Shanghai, and Taipei.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any JCG common shares.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the applicable securities law and stock exchange rules, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

C-0812-18122 06-30-15